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                                                               EXHIBIT 5.1







                                                   June 9, 1995



SoftKey International Inc.
One Athenaeum Street
Cambridge, Massachusetts  02142

                          Re:  Public Offering of up to 2,787,651
                               Shares of the Common Stock of
                               SoftKey International Inc.
                               -------------------------------

Ladies and Gentlemen:

        I am Vice President and General Counsel of SoftKey International Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of up to 2,363,607 shares (the "Company Shares") to be sold by the Company and 424,044 shares (the "Selling Stockholder Shares") to be sold by certain selling stockholders of the Company (the "Selling Stockholders") of common stock of the Company, par value $.01 per share (the "Common Stock").

        In this connection and as General Counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement (together with the form of preliminary prospectus forming a part thereof); the Restated Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, each as in effect on the date hereof; certain resolutions adopted by the Board of Directors of the Company relating to the preparation and filing of the Registration Statement and the registration of the Company Shares and the Selling Stockholder Shares, the issuance and sale of the Company Shares by the Company, the original issuance of the Selling Stockholder Shares, the approval of

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the Company's Long Term Equity Incentive Plan (the "LTIP") and form of Award
Agreement for the grant of employee stock options under the LTIP (the "Award Agreement") and certain related matters; the form of proposed Underwriting Agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and the underwriters named therein (the "Underwriters") filed as an exhibit to the Registration Statement; letters to certain of the Selling Stockholders relating to adjustments in the exercise price of certain employee stock options resulting from business combinations involving the Company (the "Option Letters"); the Company's definitive Joint Management Information Circular and Proxy Statement dated December 27, 1993 and related schedules; the Voting and Exchange Trust Agreement dated as of February 4, 1994 by and among the Company, SoftKey Software Products Inc. ("SoftKey Software") and The R-M Trust Company; the Support Agreement dated as of February 4, 1994 by and between the Company and SoftKey Software; the form of resolutions to be adopted by the Offering Committee of the Company's Board of Directors (the "Offering Committee"); a form of specimen certificate for the Common Stock; certain agreements, certificates of public officials, certificates of officers or representatives of the Company or others; and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

        Based upon and subject to the foregoing, I am of the opinion that:

        1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.


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SoftKey International Inc.
June 9, 1995
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        2.  Assuming (a) that the Offering Committee approves the price at which the Company Shares are sold to the Underwriters pursuant to the Underwriting Agreement and (b) the conformity of the certificates representing the Company Shares to the form of the specimen certificate for the Common Stock examined by me and the due execution and delivery of such certificates, the Company Shares have been duly authorized for issuance and, when certificates therefor have been issued, paid for and delivered as contemplated in the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable.

        3. Assuming (a) that Selling Stockholder Shares to be issued by the Company to certain of the Selling Stockholders pursuant to the exercise of employee stock options granted under the LTIP are acquired by such Selling Stockholders through the exercise of such options in accordance with the terms of the Award Agreement and the Option Letters, (b) that Selling Stockholder Shares to be issued by the Company to certain of the Selling Stockholders pursuant to the exchange of non-voting exchangeable shares of SoftKey Software (the "Exchangeable Shares") are acquired by such Selling Stockholders through the exchange of such Exchangeable Shares in accordance with the terms thereof and the terms of the Voting and Exchange Trust Agreement and the Support Agreement and (c) the conformity of the certificates representing the Selling Stockholder Shares to the form of the specimen certificate for the Common Stock examined by me and the due execution and delivery of such certificates, the Selling Stockholder Shares have been duly authorized for issuance, and have been or will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or



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SoftKey International Inc.
June 9, 1995
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relied upon by any other person without my express written permission.


                                                   Very truly yours,



                                                   Neal S. Winneg
                                                   General Counsel